THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.


                              Certificate of Assistant Secretary


        The undersigned, Jeff Prusnofsky, Assistant Secretary of The Dreyfus Socially Responsible Growth Fund, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Mark N. Jacobs, Steven F. Newman, Michael A. Rosenberg, Robert Mullery, Jeff Prusnofsky and James Windels on behalf of the proper officers of the Fund pursuant to a power of attorney:

          RESOLVED, that the Registration Statement and any and all amendments and supplements thereto, may be signed by any one of Mark N. Jacobs, James Windels, Michael A. Rosenberg, Steven F. Newman, Robert Mullery and Jeff Prusnofsky, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact, hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he is acting as attorney-in-fact, might or could do in person.

        IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Fund on April 10, 2003.




/s/ Jeff Prusnofsky
____________________
Jeff Prusnofsky,
Assistant Secretary